UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2025, Alpha Modus Holdings, Inc. (the “Company”) entered into a Patent Monetization Agreement (the “Patent Monetization Agreement”) with Alpha Modus Ventures, LLC, a North Carolina limited liability company controlled by the Company’s Chief Executive Officer, William Alessi (“AMV”), pursuant to which the Company agreed to provide litigation funding to AMV in connection with AMV’s recently filed patent litigation suit against Broadcom Inc. for infringement of AMV’s patents relating to methods and apparatus for transporting of fibre channel data over ethernet (U.S. Patent Nos. 11,108,591, 11,303,473, and 11,310,077), and the parties agreed that the gross proceeds from the litigation would first be paid to the Company until it has received the return of amounts funded for the litigation, and then 65% to the Company until it has received a five times return, then 45% to the Company until it has received an additional two times return, and then 35% to the Company.

On April 28, 2025, and in connection with entering into the Patent Monetization Agreement, the Company entered into an Option Agreement (the “Option Agreement”) with AMV’s owners (Janbella Group, LLC, an entity controlled by Mr. Alessi, and Chris Chumas, the Company’s Chief Sales Officer), pursuant to which the Company received the right to acquire AMV from its owners for an option exercise price consisting of the following: (i) the termination by the Company of the Patent Monetization Agreement and AMV’s related payment obligations to the Company under the Patent Monetization Agreement, (ii) the payment of $300,000 to Janbella Group, LLC (in satisfaction of which Janbella Group, LLC will release AMV of its $300,000 repayment obligation to Janbella Group, LLC) as soon as the Investor (defined below) has been repaid in full, and (iii) the issuance by the Company to AMV’s owners in the aggregate of a number of shares of common stock equal to $35,000,000 divided by the closing price of the Company’s common stock immediately prior to closing, which closing shall not occur until the Company’s shareholders have approved such transaction and issuance of common stock as required by Nasdaq’s listing rules.

As previously disclosed, on October 23, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses), and on December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note was subject to a 20% prepayment penalty and was not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock was less than the floor price for ten consecutive trading days, the Company was required to begin making monthly payments under the Note on the date that is 90 days following the original funding date. On January 27, 2025, the Company’s common stock had been trading below the floor price, and the Company and the Investor entered into an amendment to the Note (the “First Amendment”) providing that (i) the Company was not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments would equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company would pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

On April 28, 2025, the Company and the Investor entered into a second amendment to the Note (the “Second Amendment”) providing that (i) the 20% prepayment penalty under the Note was eliminated, but the outstanding balance of the Note was increased to $3,597,501.71 (i.e., the outstanding balance under the Note as of April 28, 2025, plus the prepayment penalty of 20% as of April 28, 2025), (ii) the Company will have the right on up to three occasions to extend the monthly payment start date for one month, with the outstanding balance automatically increasing by one percent for each extension, (iii) the monthly payments will equal $582,000 plus all accrued but unpaid interest, (iv) the floor price was reduced to $1.25, (v) the Investor’s beneficial ownership limitation was increased to 9.99%, (vi) the Company agreed to hold a stockholder meeting within 60 days to approve the issuances to the Investor under the Note and under an equity line of credit agreement with the Investor in excess of the Exchange Cap (as such term was defined in the Note), (vii) the Company agreed to sell the Investor 1,250,000 shares of common stock (the “Pre-Delivery Shares”) for $125, which Pre-Delivery Shares shall be used by the Investor only as pre-delivery shares under the Note and a future equity line of credit agreement between the Company and Investor, (viii) the Company agreed to file a registration statement to register the Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note, and (ix) the Investor provided its written consent to the Company entering into the Patent Monetization Agreement and Option Agreement described above.

The foregoing descriptions of the Patent Monetization Agreement, Option Agreement, and Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of each of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 above is incorporated by reference into this Item 3.02. The Pre-Delivery Shares were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuances did not involve a public offering.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
10.1	Patent Monetization Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Alpha Modus Ventures, LLC
10.2	Option Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Janbella Group, LLC, and Chris Chumas
10.3	Amendment #2 to Secured Convertible Promissory Note, dated April 28, 2025, by and between Alpha Modus Holdings, Inc. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: May 2, 2025	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer